Exhibit 2.2

ASSET PURCHASE AGREEMENT

Between

HENNESSY ADVISORS, INC.

and

VOYAGEUR ASSET MANAGEMENT INC.

December 9, 2008

i

Schedule

Schedule 3.10(d) — List of Contracts and Agreements

ii

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT is made and entered into on this 9th day of December, 2008, by and between HENNESSY ADVISORS, INC., a California corporation (“Buyer”), and VOYAGEUR ASSET MANAGEMENT INC., a Minnesota corporation (“Seller”).

RECITALS

        A.     Seller is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

        B.     Seller serves as investment adviser to the Tamarack Growth Fund, as defined herein, and is the owner of certain property, including property used or useful in providing investment advisory services to the Tamarack Growth Fund.

        C.     Buyer wishes to acquire from Seller, and Seller wishes to sell to Buyer, such property upon the terms and subject to the conditions hereinafter set forth.

AGREEMENT

        In consideration of the foregoing premises and the covenants and agreements contained herein, Buyer and Seller, intending to be bound legally, agree as follows:

ARTICLE I — DEFINED TERMS

        The following terms shall have the following meanings in this Agreement (other terms shall be defined in the text of this Agreement).

        “Affiliated Person” means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

        “Affiliate” means a person or entity that directly or indirectly controls, is controlled by or is under common control with a specified person or entity.

        “Agreement” means this Asset Purchase Agreement together with all schedules and exhibits attached hereto, and all amendments hereto and thereof.

        “Closing” means the completion of those actions described in Section 8.2 and Section 8.3 of this Agreement.

        “Closing Date” means the date of the Closing specified in Section 8.1 of this Agreement.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Commission” means the Securities and Exchange Commission.

        “Fund Transaction” means the reorganization of the Tamarack Growth Fund into a Hennessy Fund.

        “Hennessy Funds” means those investment companies registered under the Investment Company Act for which Buyer serves as investment adviser.

        “Hennessy Growth Fund” means the Hennessy Fund resulting from the Fund Transaction.

        “Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and rules and regulations promulgated thereunder.

        “Investment Company Act” means the Investment Company Act of 1940, as amended, and rules and regulations promulgated thereunder.

        “Liens” means any security interest, mortgage, lien, pledge, charge, title retention, security agreement, lease, option, defect of title or other encumbrance or right of others, except for taxes not yet due or payable and encumbrances which do not materially impair the use, value or marketability of the assets to which they relate.

      “Material Adverse Effect” means:

        (a)     with respect to Seller, an effect on the business, licenses, prospects or condition (financial or otherwise) of Seller that would materially and adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or materially and adversely affect Buyer’s ability to advise or manage the investments of the Tamarack Growth Fund; provided, however, that any condition materially and adversely affecting the investment advisory and asset management industries generally shall not be deemed to constitute a Material Adverse Effect so long as such condition does not have a materially disproportionate effect on Seller relative to other businesses in the investment advisory and asset management industries;

        (b)     with respect to Buyer, an effect on the business, licenses, prospects or condition (financial or otherwise) of Buyer that would materially and adversely affect Buyer’s ability to advise or manage the investments of the Hennessy Funds or the Tamarack Growth Fund or materially and adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement; provided, however, that any condition materially and adversely affecting the investment advisory and asset management industries generally shall not be deemed to constitute a Material Adverse Effect so long as such condition does not have a materially disproportionate effect on Buyer relative to other businesses in the investment advisory and asset management industries; and

        (c)     with respect to the Tamarack Growth Fund, means an effect that would cause the Tamarack Growth Fund to incur any material liabilities not reflected in the net asset value of the Tamarack Growth Fund as of the Closing Date or cause the previously reported net asset value of the Tamarack Growth Fund on any date prior to the Closing Date to be incorrect.

        “Notice of Termination” means the notice described in Section 9.1 of this Agreement.

        “Plan of Reorganization” means the agreement and plan of reorganization pursuant to which the Fund Transaction will be effected.

        “Purchased Assets” means the assets specified in Section 2.1 of this Agreement.

        “Securities Act” means the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

        “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder.

        “Tamarack Growth Fund” means the Tamarack Large Cap Growth Fund as it presently exists, a series of Tamarack Funds Trust.

        “Value Fund Transaction” means the transactions contemplated by that certain Asset Purchase Agreement dated December 9, 2008, between Buyer and Seller relating to the Tamarack Value Fund.

ARTICLE II —PURCHASED ASSETS; PURCHASE PRICE

        Section 2.1.    Purchased Assets. On the Closing Date, Seller shall deliver to Buyer originals or true copies of the following assets (the “Purchased Assets”), and only such assets:

        (a)     All files, books, records and data files (in whatever form or forms including hard copy, microfilm, microfiche, CD ROM or other electronic media, including the software necessary to access the same) owned by or in the possession of Seller relating to investment accounts and investment history of the Tamarack Growth Fund (except to the extent that Seller is required by applicable law to retain such materials or copies thereof in which event Seller shall, at Seller’s expense, provide to Buyer such materials or copies thereof, whichever is available); and

        (b)     All records required to be maintained and retained under the Investment Company Act or the Investment Advisers Act in connection with Seller’s provision of investment advisory services to the Tamarack Growth Fund (except to the extent that Seller is required by applicable law to retain such materials or copies thereof in which event Seller shall provide to Buyer such materials or copies thereof, whichever is available).

        Section 2.2.     Purchase Price. On the Closing Date, Buyer shall pay Seller, by wire transfer of immediately available funds to an account designated by Seller in writing at least two business days prior to the Closing Date, an amount equal to 2.00% of the aggregate net asset value of the Tamarack Growth Fund as of the close of business on the business day immediately preceding the Closing Date (the “Purchase Price”).

ARTICLE III —REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer as follows:

        Section 3.1.    Organization, Standing and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Seller has all requisite corporate power and authority to conduct its business as presently conducted as it relates to providing investment advisory services to the Tamarack Growth Fund, to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller hereunder and thereunder. Seller is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in every jurisdiction where failure to be so qualified or licensed would be reasonably likely to have a Material Adverse Effect on Seller or the Tamarack Growth Fund.

        Section 3.2.    Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

        Section 3.3.    Registered Investment Adviser. Seller is registered as an investment adviser under the Investment Advisers Act. Seller has not received any written notice by any state that Seller’s registration as an investment adviser is, is to be, or will be restricted or terminated.

        Section 3.4.    No Violations. The execution, delivery and performance by Seller of this Agreement and the documents contemplated hereby (i) will not conflict with any provision of Seller’s articles of incorporation or by-laws; (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality, except as will not individually or in the aggregate have a Material Adverse Effect with respect to Seller, Buyer or the Tamarack Growth Fund or as will be cured or waived prior to the Closing Date; and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Seller is a party or by which Seller may be bound, except as will not singly or in the aggregate have a Material Adverse Effect with respect to Seller, Buyer or the Tamarack Growth Fund, or as will be cured or waived prior to the Closing Date.

        Section 3.5.    Title to and Condition of Assets. As of the date hereof, Seller has good and marketable title to the Purchased Assets, and on the Closing Date will have good and marketable title to the Purchased Assets sufficient to convey title to the Purchased Assets to Buyer, free and clear of all Liens.

        Section 3.6.    Consents; Governmental/Regulatory Authority. Seller is not required to submit any notice, report or other filing with, or obtain any authorization, consent or approval from, any governmental authority or self-regulatory organization prior to the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated herein, other than notices, reports or other filings, authorizations, consents or approvals relating to matters that, in the aggregate, will not have a Material Adverse Effect with respect to Seller or the Tamarack Growth Fund.

        Section 3.7.    Financial Condition; Effect of Sale of Assets. Seller is not insolvent on the date of this Agreement and shall not be insolvent on the Closing Date. The transactions contemplated by this Agreement (i) will not constitute a disposition of all or substantially all of the assets of Seller, (ii) will not render Seller insolvent or leave Seller with assets unreasonably small in relation to the business in which it is engaged and (iii) is not being undertaken by Seller with the intent to hinder, delay or defraud its creditors.

        Section 3.8.    Legal Actions. There is no action, suit, proceeding, complaint, litigation, investigation, inquiry or governmental proceeding pending, or to the best knowledge of Seller threatened, before any court or governmental or regulatory authority, against (i) any of the Purchased Assets or (ii) Seller, or to the best knowledge of Seller any party, that reasonably could be expected to have a Material Adverse Effect on Seller, Buyer or the Tamarack Growth Fund. Seller is not subject to, or bound by, any judgment, order, writ, injunction or decree of any court, or of any governmental body, including the Commission, or of any arbitrator, that would prevent the conduct of business of Seller or the Tamarack Growth Fund in accordance with current practice.

        Section 3.9.    Compliance with Laws. Seller’s business of providing investment advisory services to the Tamarack Growth Fund is being operated in material compliance with all applicable laws, rules, regulations, ordinances, orders or requirements of all federal, state and local governmental or regulatory authorities. Seller has complied in all material respects with all written notices and demands to it from all governmental or regulatory authorities with respect to the ownership, use and operation of all of the Purchased Assets and the provision of investment advisory services to the Tamarack Growth Fund.

        Section 3.10.    The Tamarack Growth Fund. With respect to the Tamarack Growth Fund:

        (a)    Registration and Regulation. The Tamarack Growth Fund is duly registered with the Commission as an investment company under the Investment Company Act, and all shares of the Tamarack Growth Fund which, since its organization, have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered. The Tamarack Growth Fund is in compliance with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Securities Exchange Act and all applicable state securities laws, except where the failure to be so in compliance would not have a Material Adverse Effect on Seller or the Tamarack Growth Fund. The Tamarack Growth Fund is in compliance with the investment policies and restrictions set forth in its registration statement currently in effect under the Securities Act. The value of the net assets of the Tamarack Growth Fund is determined pursuant to the requirements of the Investment Company Act and purchases and redemptions of shares of the Tamarack Growth Fund, since its organization have been effected at the net asset value per share calculated in such manner. There are no legal or governmental actions, investigations, inquiries or proceedings pending or threatened against the Tamarack Growth Fund which could have a Material Adverse Effect on the condition (financial or otherwise) of Seller or the Tamarack Growth Fund.

        (b)    Financial Statements. The books of account and related records of the Tamarack Growth Fund fairly reflect the respective assets, liabilities and transactions of the Tamarack Growth Fund in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements of the Tamarack Growth Fund as of September 30, 2008 (the “Financial Statement Date”), which were previously delivered to Buyer (the “Fund Financial Statements”), present fairly in all material respects the financial position of the Tamarack Growth Fund and the results of operations and cash flows for the accounting principles applied on a consistent basis as at the dates indicated. The Fund Financial Statements have been certified by an independent registered public accounting firm.

        (c)    No Material Adverse Changes. Since the Financial Statement Date, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of the Tamarack Growth Fund or the status of the Tamarack Growth Fund as a regulated investment company under the Code, other than changes resulting from any change in the mutual fund industry, in general conditions in the financial or securities markets or the performance of any investments made by any of the Tamarack Growth Fund and other than changes occurring in the ordinary course of business of the Tamarack Growth Fund.

        (d)    Contracts. Except for contracts and agreements disclosed on Schedule 3.10(d) (which shall be updated by Seller at Closing), the Tamarack Growth Fund is not a party to any material contract, debt arrangement, futures contract, plan, lease, franchise, license or permit (other than permits issued under any securities law) of any kind or nature whatsoever. No default by the Tamarack Growth Fund, nor to the best knowledge of Seller by any other party, exists under any of the contracts and agreements listed on Schedule 3.10(d).

        (e)    Taxes. All federal income tax returns, all other material federal tax returns, and all material state and local tax returns for any open tax periods required to be filed by the Tamarack Growth Fund on or prior to the Closing Date have been or will be timely filed, such returns are or will be correct in all material respects, and all taxes shown as payable on such returns have been or will be timely paid. For any period for which tax returns of the Tamarack Growth Fund are not required to have been filed in accordance with the previous sentence by the Closing Date, the Tamarack Growth Fund has made, or will make by the Closing Date, an adequate accrual on its books of any taxes due or to become due, if any, as a result of actions occurring on or before the Closing Date. The Tamarack Growth Fund has qualified as a regulated investment company under the Code in respect of each taxable year of the Tamarack Growth Fund since commencement of the Tamarack Growth Fund and the Tamarack Growth Fund was, and shall be, in compliance with the requirements of Section 851 of Subchapter M of the Code for each of the applicable fiscal periods ending on or prior to the Closing Date. The Tamarack Growth Fund has timely provided to its shareholders any notices relating to the character of shareholder distributions or portions thereof required under Sections 852 or 853 of the Code and Section 19 of the Investment Company Act and has properly withheld or collected all taxes required by law to be withheld or collected from amounts payable to the shareholders of the Tamarack Growth Fund and has timely remitted such withheld or collected taxes to the appropriate taxing authority, agency or body.

        (f)    Books and Records. The books and records of the Tamarack Growth Fund reflecting, among other things, the purchase and sale of shares of the Tamarack Growth Fund by its shareholders, the number of issued and outstanding shares owned by each shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

        (g)    Prospectus. The current prospectus and statement of additional information for the Tamarack Growth Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (h)    Ability to Conduct Business. The Tamarack Growth Fund is not subject to, or bound by, any judgment, order, writ, injunction or decree of any court, or of any governmental body, including the Commission, or of any arbitrator, that would prevent the conduct of business of the Tamarack Growth Fund in accordance with current practice.

        (i)    Litigation or Proceeding. No litigation is pending or threatened, and no investigation, inquiry or governmental proceeding is pending or, to the best of Seller’s knowledge, threatened against or affecting the Tamarack Growth Fund before any court, arbitrator or federal, state, local or foreign governmental or regulatory agency or authority or self-regulatory authority (including, but not limited to, the Commission, the Commodities Futures Trading Commission and the Internal Revenue Service) that would be reasonably likely to materially and adversely affect the business operation’s or financial condition of the Tamarack Growth Fund or materially delay, materially hinder or prohibit the solicitation of proxies from shareholders of the Tamarack Growth Fund.

        (j)    Absence of Undisclosed Liabilities. As of the Financial Statement Date, Seller had no material debts, obligations or liabilities, whether due or to become due, absolute, contingent or otherwise, that are required to be reflected in the Fund Financial Statements in accordance with generally accepted accounting principles, that are not so reflected.

        (k)    No Pending Transaction. The Tamarack Growth Fund is not a party to or bound by any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation, trust or person or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other corporation, trust or person.

        (l)    Suspension or Revocation of Adviser Registration. Neither Seller nor, to the best of Seller’s knowledge, any Affiliated Person of Seller has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the best of Seller’s knowledge, has any investment adviser, or any “person associated” (as defined in the Investment Advisers Act) with any investment adviser, of the Tamarack Growth Fund been subject, or presently is subject, to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Securities Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act, and, to the best of Seller’s knowledge, there is no proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

        (m)    Fund Statements. Seller has furnished Buyer or provided access to, with respect to the Tamarack Growth Fund, complete and true copies of the Tamarack Growth Fund’s (i) Annual and Semi-Annual Reports on Form N-CSR, together with any and all exhibits annexed thereto, and proxy statements pertaining to the last five years, each in the form delivered to shareholders, as well as any additional report or other material generally delivered to such shareholders since the delivery of such Annual Report or Semi-Annual Report, as the case may be, and (ii) Prospectuses, together with Statements of Additional Information, filed with the Commission in the last five years, each in the form filed with the Commission (all of the foregoing documents referred to in (i) and (ii) being collectively referred to herein as the “Fund Statements”). The information contained in the Fund Statements does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make any material statement made therein, in light of the circumstances under which they were made, not misleading. Since the end of the period covered by the most recent Annual or Semi-Annual Report, there has occurred no event or condition which would (i) require the Tamarack Growth Fund to file an additional amendment, registration statement, prospectus, prospectus supplement, report or other document with the Commission, which document has not been so filed with the Commission and delivered to Buyer or (ii) require the Tamarack Growth Fund to conduct a meeting of its shareholders.

        Section 3.11.    Sufficiency of Assets; Trade Rights. After giving effect to the transactions contemplated by this Agreement, Buyer will own or have access to all of the files, books, records and data that were previously owned by Seller necessary to conduct the management or operations of the Tamarack Value Fund in all material respects in substantially the same manner conducted by Seller on and prior to the Closing Date. To the best of Seller’s knowledge, Seller is not infringing and has not infringed any trade or other rights of another in the management or operations of the Tamarack Value Fund, nor is any other person infringing the trade rights of Seller. Seller does not pay any royalties or other consideration for the right to use any Purchased Assets or other trade rights. There is no litigation pending or, to the best of Seller’s knowledge, threatened to challenge Seller’s right, title and interest with respect to its continued use and right to preclude others from using any Purchased Assets.

        Section 3.12.    Sales or Transfer Taxes. The transactions contemplated by this Agreement shall not result in either Buyer or Seller incurring any liability for sales, use, transfer or purchase taxes or fees under the laws of any state.

        Section 3.13.    Registration Statement. Reference is made to the registration statement (the “N-14 Registration Statement”) to be filed with the Commission by Buyer on Form N-14 relating to the shares of the Hennessy Growth Fund issuable thereunder, and the proxy statement of Seller to be included therein (the “Proxy Statement”). The information relating to Seller and the Tamarack Growth Fund that is provided by Seller or its representatives for inclusion in the prospectus contained in the N-14 Registration Statement of which the Proxy Statement is a part, as amended or supplemented by any amendments or supplements filed with the Commission by Buyer (together, the “N-14 Prospectus”), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the N-14 Prospectus and the Proxy Statement relating to Seller and the Tamarack Growth Fund and other portions within the reasonable control of Seller will comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act and the Investment Company Act and the rules and regulations thereunder.

ARTICLE IV —REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

        Section 4.1.    Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in every jurisdiction where the failure to be so qualified or licensed would be reasonably likely to have a Material Adverse Effect on Buyer. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder and thereunder.

        Section 4.2.    Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability hereof may be affected by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

        Section 4.3.    No Violations. The execution, delivery and performance by Buyer of this Agreement and the documents contemplated hereby (i) will not conflict with any provision of Buyer’s articles of incorporation or by-laws; (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality, except as will not individually or in the aggregate have a Material Adverse Effect with respect to Buyer or Seller or as will be cured by waiver prior to the Closing Date; and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or which Buyer is bound, except as will not singly or in the aggregate have a Material Adverse Effect with respect to Buyer or Seller or as will be cured or waived prior to the Closing Date.

        Section 4.4.    Consents; Governmental/Regulatory Authorities. Buyer is not required to submit any notice, report or other filing with, or obtain any authorization, consent or approval from, any governmental authority or self-regulatory organization prior to the execution, delivery and performance by Buyer of this Agreement or the consummation of the transactions contemplated hereby, other than notices, reports or other filings, authorizations, consents or approvals relating to matters that, in the aggregate, will not have a Material Adverse Effect with respect to Buyer.

        Section 4.5.    No Disqualifying Conduct. Neither Buyer nor any Affiliated Person of Buyer is ineligible to serve as an employee, officer, director, member of an advisory board, investment adviser, depositor or principal underwriter of any investment company registered under the Investment Company Act by reason of any conviction of a felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, or by reason of any order, judgment or decree of any court of competent jurisdiction, described in Section 9(a)(2) of the Investment Company Act, and is not subject to any order issued by the Commission under Section 9(b) of the Investment Company Act. Neither Buyer nor any “associated person” (as defined in the Investment Advisers Act) of Buyer that is registered as an investment adviser is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or an associated person thereof. To the best of Buyer’s knowledge, no facts exist with respect to Buyer, or any Affiliated Person or associated person of Buyer, which would form a basis for any such disqualification or ineligibility.

        Section 4.6.    Litigation; Proceedings. No litigation, proceeding or governmental investigation, or inquiry is pending or, to the best of Buyer’s knowledge, threatened, against Buyer that seeks to delay, hinder or prohibit execution of this Agreement or consummation of the transactions contemplated herein or that, if determined against Buyer would be reasonably likely to have a Material Adverse Effect on Buyer.

        Section 4.7.    Registered Investment Adviser. Buyer or an Affiliated Person thereof is registered as an investment adviser under the Investment Advisers Act. Buyer has not received any written notice by any State that Buyer’s registration as an investment adviser is, is to be, or will be restricted or terminated.

        Section 4.8.    Compliance with Law. Buyer is in compliance with all applicable laws, rules and regulations, including, without limitation, federal and state securities laws, except where failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on Buyer.

        Section 4.9.    Registration Statement. The information relating to Buyer and the Hennessy Growth Fund that is provided by Buyer or its representatives for inclusion in the N-14 Registration Statement, the N-14 Prospectus and the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the N-14 Registration Statement, the N-14 Prospectus and the Proxy Statement relating to Buyer and the Hennessy Growth Fund and other portions within the reasonable control of Buyer will comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act and the Investment Company Act and the rules and regulations thereunder. Notwithstanding the foregoing, none of the representations and warranties in this subsection shall apply to statements in or omissions from the N-14 Registration Statement, the N-14 Prospectus or the Proxy Statement made in reasonable reliance upon and in conformity with information furnished by Seller or the Tamarack Growth Fund to Buyer for use in the N-14 Registration Statement, the N-14 Prospectus or the Proxy Statement.

ARTICLE V —COVENANTS

        Section 5.1.    Pre-Closing Covenants of Seller.

        (a)    Maintenance of Business. Except as contemplated by this Agreement or with the prior written consent of Buyer, between the date hereof and the Closing Date, Seller shall operate Seller’s business as it relates to management of the investments of the Tamarack Growth Fund in the ordinary course of business in accordance with past practices (except where such action would conflict with Seller’s obligations under this Agreement) and agrees not to engage in any extraordinary transactions affecting the Tamarack Growth Fund.

        (b)    Approvals. Subject in all cases to any fiduciary duties to which it may be subject, Seller shall, prior to the Closing Date or earlier termination of this Agreement in accordance with its terms, use its reasonable best efforts to obtain the actions of the Board of Trustees of the Tamarack Growth Fund enumerated in Section 7.1(c) and to cause the Tamarack Growth Fund to solicit its shareholders with regard to approval of the Plan of Reorganization for which shareholder approval is required, as well as other matters relating directly or indirectly to the Fund Transaction, consistent with all requirements of the Investment Company Act and the Securities Exchange Act applicable to such solicitation.

        Section 5.2. Negative Covenants. Seller shall not, without the prior written consent of Buyer or as contemplated by this Agreement (with notice to Buyer), do any of the following:

        (a)    Disposition of Assets. Sell, assign or otherwise transfer or dispose of any of the Purchased Assets;

        (b)    Contracts. Enter into any contract relating to Seller’s business of providing investment advisory services to the Tamarack Growth Fund after the date hereof (other than (i) contracts in the ordinary course of business and (ii) contracts that will not result in any liability or duty on the part of Buyer) without receiving the written consent of Buyer prior to execution of such contracts. All requests for such consents shall be in writing and shall include a copy of each such contract.

        Section 5.3.    Affirmative Covenants of Seller.

        (a)    Access to Information. Subject to applicable confidentiality agreements, Seller shall allow Buyer and its authorized representatives on prior notice reasonable access at Buyer’s expense during normal business hours to Seller’s employees responsible for the Tamarack Growth Fund, the Purchased Assets and to all other properties, equipment and contracts relating to Seller’s business of providing investment advisory services to the Tamarack Growth Fund for the purpose of review and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to Seller’s business of providing investment advisory services to the Tamarack Growth Fund as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operation of Seller’s business. All requests pursuant to this Section 5.3(a) shall be sent to Gordon Telfer at the address for Seller provided in Section 11.1.

        (b)    Transition. Seller shall cooperate with and assist Buyer in effecting the transfer to Buyer of Seller’s business of providing investment advisory services to the Tamarack Growth Fund as contemplated by this Agreement, including the reorganization of the Tamarack Growth Fund into the Hennessy Growth Fund, and shall provide Buyer with such information maintained by Seller as Buyer may reasonably request to facilitate (i) preparation and filing of tax returns for the Tamarack Growth Fund for their tax years next ending after the date of this Agreement and (ii) the provision of information to shareholders in compliance with the Code.

        (c)    Tamarack Growth Fund Prospectus. Pending the approval of the Plan of Reorganization by the shareholders of the Tamarack Growth Fund, Seller shall use its reasonable best efforts to cause the Tamarack Growth Fund to supplement its prospectus to disclose the transactions contemplated by this Agreement pursuant to Rule 497 of the Commission under the Securities Act.

        (d)    Registration Statement. Seller will cooperate with Buyer and will use its reasonable best efforts to assist Buyer in completing and filing the N-14 Registration Statement, and will furnish to Buyer the information relating to itself required by the Securities Act, the Securities Exchange Act and the Investment Company Act and the rules and regulations thereunder to be set forth in the N-14 Registration Statement, including the N-14 Prospectus and the Proxy Statement included therein.

        Section 5.4.    Affirmative Covenants of Buyer.

        (a)    Access to Information. Buyer shall provide Seller with such information regarding Buyer and Affiliated Persons of Buyer as Seller or the Board of Trustees of the Tamarack Growth Fund may reasonably request to assist it in fulfilling its duties to Seller under the Investment Company Act and under the General Corporation Law of the State of Minnesota and as may be reasonably necessary or desirable in connection with the solicitation of proxies from the shareholders of the Tamarack Growth Fund.

        (b)    Registration Statement. Buyer will cooperate with Seller and will use its reasonable best efforts to complete and file the N-14 Registration Statement, and will furnish to Seller the information relating to itself required by the Securities Act, the Securities Exchange Act and the Investment Company Act and the rules and regulations thereunder to be set forth in the N-14 Registration Statement, including the N-14 Prospectus and the Proxy Statement included therein.

        (c)    Transition. Buyer shall cooperate with and assist Seller in effecting the transfer to Buyer of Seller’s business of providing investment advisory services to the Tamarack Growth Fund as contemplated by this Agreement, including the reorganization of the Tamarack Growth Fund into the Hennessy Growth Fund, and shall provide Seller with such information maintained by Buyer as Seller may reasonably request to facilitate preparation and provision of any documents required to consummate the transactions contemplated by this Agreement.

ARTICLE VI —SPECIAL COVENANTS AND AGREEMENTS

        Section 6.1.    Fees and Expenses. Buyer and Seller shall divide evenly all costs associated with gaining approval of the Plan of Reorganization by the requisite vote of the outstanding voting securities of the Tamarack Growth Fund; provided, however, that, in relation to the foregoing and the approval of the Value Fund Transaction (and the agreement and plan of reorganization in connection therewith) by the requisite vote of the outstanding voting securities of the Tamarack Large Cap Growth Fund, the aggregate fees and expenses Seller shall be responsible for with respect to any proxy solicitation firm engaged to assist in the solicitation of shareholder approval of the Plan of Reorganization and the Value Fund Transaction (and the agreement and plan of reorganization in connection therewith) shall not exceed $75,000 in the aggregate. Except as described in the preceding sentence, each of Buyer and Seller shall be responsible for paying its own expenses, including legal fees, incurred in connection with this Agreement and the transactions contemplated herein.

        Section 6.2.    Brokers. Seller and Buyer each represent to the other that, other than the retention of Barrington Partners, Inc. by Seller, they have not used any finder or broker in connection with the transactions contemplated by this Agreement. Buyer and Seller agree to indemnify and hold harmless the other party with respect to any claim or liability for any finders’ or brokers’ fees or commissions in connection with the transactions contemplated by this Agreement as a result of the indemnifying party’s conduct or alleged conduct upon which any such claim or liability is based.

        Section 6.3.    Confidential Information. The Mutual Confidentiality and Nondisclosure Agreement, dated as of August 11, 2008 (the “Confidentiality Agreement”), between Seller and Buyer shall remain in effect following the execution of this Agreement; provided, however, that Buyer’s obligations under the Confidentiality Agreement with respect to information relating to the Tamarack Growth Fund shall lapse and be of no further force and effect on and after the Closing Date, to the extent that in connection with the management of the Hennessy Growth Fund the disclosure of such information is necessary.

        Section 6.4.    Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their reasonable best efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder.

        Section 6.5.    Covenants With Respect to Changes in Condition and Litigation.

        (a)    Litigation; Proceedings.

    (i)       From the date of this Agreement through the Closing Date or earlier termination of this Agreement in accordance with its terms: (A) Seller shall notify Buyer promptly of any actions, proceedings or investigations that from the date of this Agreement are commenced against Seller and materially relate to the administration, management, operation or distribution of shares of the Tamarack Growth Fund and (B) Buyer shall notify Seller promptly of any actions, proceedings or investigations that from the date of this Agreement are commenced against any of the Hennessy Funds or Buyer or any of its Affiliates and materially relate to the administration, management, operation or distribution of the Hennessy Funds.

    (ii)       From the date of this Agreement through the Closing Date or earlier termination of this Agreement in accordance with its terms, Buyer shall notify Seller, and Seller shall notify Buyer, promptly of any actions, proceedings or investigations that are commenced against Buyer or any of its Affiliates or any actions, proceedings or investigations that are commenced against Seller or any of its affiliates, respectively, that would be reasonably likely to materially and adversely affect the Tamarack Growth Fund, the Hennessy Funds, the Fund Transaction, the transactions contemplated herein or that would restrain or enjoin the consummation of, or declare unlawful, the Fund Transaction or the transactions contemplated herein, or cause such transaction to be rescinded or that would restrain or enjoin execution or performance of this Agreement.

        (b)    Change in Condition.

    (i)       From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Buyer agrees to advise Seller promptly and in writing of any change in the financial condition, operations, properties or business of Buyer or any of its Affiliates which individually or taken as a whole would have a Material Adverse Effect with respect to Buyer.

    (ii)       From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Seller agrees to advise Buyer promptly and in writing of any material adverse change in the financial condition, operations, properties or business of the Tamarack Growth Fund, other than changes in the value of fund assets resulting from changes occurring in the financial or securities markets. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Seller agrees to advise Buyer promptly in writing of any change in the financial condition, operations, properties or business of Seller which individually or taken as a whole would have a Material Adverse Effect with respect to Seller or the Tamarack Growth Fund.

        Section 6.6.    Covenants With Respect to Information in Proxy Materials and Registration Statements.

        (a)     Seller covenants that the last post effective amendment to the registration statement on Form N-1A filed by Seller with the Commission preceding the date of this Agreement, any subsequent post-effective amendment thereto hereafter filed by Seller prior to the shareholder approval of the Plan of Reorganization and any prospectus or supplement thereto used for the sale of shares of the Tamarack Growth Fund and the proxy materials required for the shareholders’ meeting or meetings or meetings of Seller called for the purpose, pursuant to the Investment Company Act, of approving the Plan of Reorganization or other matters relating directly or indirectly to the Fund Transaction do not or will not contain, at the time any such amendment becomes effective or such prospectus is delivered in connection with a sale of shares of the Tamarack Growth Fund or at the time such proxy materials are furnished or at the time of such meeting or meetings, any untrue statement of material fact or omit to state any material fact required to be stated therein, where necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this covenant shall not apply to any information or data provided by Buyer that describes Buyer, the Hennessy Funds or any of their respective business operations or plans for use in the prospectus or proxy materials.

        (b)     Buyer covenants that any information or data provided by Buyer that describes Buyer, the Hennessy Funds or any of their respective business operations or plans for use in and prospectus or prospectus supplement for the Tamarack Growth Fund or the proxy materials required for the shareholders’ meeting or meetings of the Tamarack Growth Fund called for the purpose, pursuant to the Investment Company Act, of approving the Plan of Reorganization or other matters relating directly or indirectly to the Fund Transaction will not contain, at the time any such prospectus or prospectus supplement is delivered, or at the times such proxy materials are furnished or at the time of such meeting or meetings, any untrue statement of material fact or omit to state any material fact required to be stated therein, where necessary in order to make the statements made therein, in the light of the circumstance under which they were made, not misleading.

        Section 6.7.    Access to Third Parties. Buyer and Seller shall agree on mutually acceptable procedures to contact Seller and third party providers of Seller or the Tamarack Growth Fund including, but not limited to, auditors, transfer agents, administrators or any other service providers, and authorize such third party providers to communicate with Buyer and to provide information requested by Buyer.

        Section 6.8.    Cooperation Regarding Financial Matters. From the date of this Agreement, Seller and its representatives shall, upon request of Buyer, provide to Buyer all reasonable information regarding the Tamarack Growth Fund and the Purchased Assets, and reasonable access to the Purchased Assets and the Tamarack Growth Fund’s financial and accounting personnel and books and records (including all accountants’ work papers and work product).

        Section 6.9.    Section 15(f) of the Investment Company Act.

        (a)     Buyer will use its “best efforts” (as defined in Section 6.9(b)) to ensure compliance with the requirements of Section 15(f) of the Investment Company Act in respect of this Agreement and the transactions contemplated hereunder. In that regard, Buyer will conduct its business so as to enable, insofar as within the control of Buyer, (i) for a period of three years after the Closing Date, at least 75% of the members of each board of directors/trustees of each Hennessy Fund (collectively, the “Hennessy Funds Board”) not to be (A) “interested persons” (as that term is defined in the Investment Company Act) of the investment adviser of the Hennessy Growth Fund after the Closing, or (B) “interested persons” (as that term is defined in the Investment Company Act) of the investment adviser of the Tamarack Growth Fund immediately prior to the Closing and (ii) there not to be imposed an “unfair burden” (as that term is defined in the Investment Company Act) on the Hennessy Growth Fund as a result of the transactions contemplated hereby, or any express or implied terms, conditions or understandings applicable thereto; provided, however, that if Buyer will have obtained an order from the Commission exempting it from the provisions of Section 15(f), while still maintaining the “safe harbor” provided by Section 15(f), then this covenant will be deemed to be modified to the extent necessary to permit Buyer to act in any manner consistent with such Commission exemptive order.

        (b)     For purposes of Section 6.9(a), “best efforts” means that Buyer will, and will cause its Affiliates to, subject to applicable fiduciary duties in relation to any of the Hennessy Funds:

    (i)       cause to be distributed to the Hennessy Funds Board on an annual basis, (A) a questionnaire containing questions reasonably designed to elicit information pertaining to the status of such directors or trustees as “interested persons” for purposes of Section 6.9(a) above and (B) a legal memorandum describing to the trustees and directors the requirements of Section 15(f) of the Investment Company Act and the relevance of their status thereunder;

    (ii)       at such time as Buyer learns of a change in the status of a Hennessy Funds Board member that would cause more than 25% of the Hennessy Funds Board to be “interested persons” for purposes of Section 6.9(a) above, notify Seller and take reasonable steps to seek to correct such situation as promptly as reasonably practicable, including causing any Hennessy Funds Board members who are affiliated persons of Buyer or its Affiliates to resign and requesting any Hennessy Funds Board members who are affiliated persons of Seller to resign from the Hennessy Funds Board, in each case to the extent required to correct such situation; and

    (iii)       use all commercially reasonable efforts to obtain the agreement of any transferee of all or a portion of the business of Buyer to comply with provisions substantially identical to the provisions of this Section 6.9 for a period after the Closing Date of not less than periods provided in this Section 6.9.

        (c)     Buyer covenants and agrees to take such additional steps as Seller may from time to time reasonably request in writing in connection with compliance with Section 15(f)(1)(A) and (B) of the Investment Company Act.

        (d)     Seller will use its best efforts to ensure compliance with the requirements of Section 15(f) of the Investment Company Act in respect of this Agreement and the transactions contemplated hereunder.

Section 6.10.     Press Releases and Public Announcements. Neither Seller and its Affiliates nor Buyer and its Affiliates will issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of the other party; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law.

ARTICLE VII —CONDITIONS PRECEDENT

        Section 7.1.    Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions, which may be waived, in writing, in whole or in part by Buyer.

        (a)    Representations and Warranties. All representations and warranties of Seller shall be true, correct and complete at and as of the Closing Date as though such representations and warranties were made at and as of such time, unless the facts causing such representation or warranty not to be true, correct or complete could not reasonably be expected to have a Material Adverse Effect with respect to Seller, Buyer or the Tamarack Growth Fund.

        (b)    Covenants and Conditions. Seller shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

        (c)    Tamarack Growth Fund Board Action. The Tamarack Growth Fund Board of Trustees shall have taken action:

(i) to approve the Plan of Reorganization and authorize and direct appropriate officers to take all necessary actions to fulfill the conditions precedent thereto; and

(ii) to call shareholders meetings of the Tamarack Growth Fund to approve the Plan of Reorganization.

        (d)    Shareholder Approval. The Plan of Reorganization shall have been approved by vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act) of the Tamarack Growth Fund.

        (e)    Conditions Precedent to Fund Transaction. All of the conditions precedent to the obligations of Buyer and the Hennessy Funds under the Plan of Reorganization shall have been satisfied or complied with in all material respects prior to the Closing Date.

        (f)    Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2.

        Section 7.2.    Conditions to Obligations of Seller. All obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions which may be waived, in writing, in whole or in part by Seller.

        (a)    Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete at and as of the Closing Date as though such representations and warranties were made at and as of such time, unless the fact causing such representation or warranty not to be true, correct or compete could not reasonably be expected to have a Material Adverse Effect with respect to Buyer or Seller.

        (b)    Covenants and Conditions. Buyer shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

        (c)    Tamarack Growth Fund Board Action. The Tamarack Growth Fund Board of Trustees shall have taken action:

(i) to approve the Plan of Reorganization and authorize and direct appropriate officers to take all necessary actions to fulfill the conditions precedent thereto; and

(ii) to call a shareholders meeting of the Tamarack Growth Fund to approve the Plan of Reorganization.

        (d)    Buyer’s Board Action. Buyer’s Board of Directors shall have taken action to approve the Fund Transaction and the Plan of Reorganization and authorize and direct appropriate officers to take all necessary actions to fulfill the conditions precedent thereto.

        (e)    Shareholder Approval. The Plan of Reorganization shall have been approved by vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act) of the Tamarack Growth Fund.

        (f)    Conditions Precedent to Fund Transaction. All of the conditions precedent to the obligations of Seller and the Tamarack Growth Fund under the Plan of Reorganization shall have been satisfied or complied with in all material respects prior to the Closing Date.

        (g)    No Going Concern Qualification. Buyer shall have filed with the Commission its Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and in connection with such Annual Report Buyer’s independent registered public accounting firm shall not have issued a “going concern” qualification.

        (h)    Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3.

ARTICLE VIII —CLOSING AND CLOSING DELIVERIES

        Section 8.1.    Closing. The Closing Date shall be on or before March 31, 2009, or as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, whichever is earlier; provided, however, that if the meeting of shareholders of the Tamarack Value Fund called to approve the Plan of Reorganization is adjourned to a date on or after March 31, 2009, and such adjournment does not require the fixing of a new record date for such adjourned meeting, the Closing Date shall be as soon as practicable after the conclusion of such adjourned meeting. Closing shall be held at the offices of Seller or such other place as shall be mutually agreed upon by Buyer and Seller.

        Section 8.2.    Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

        (a)    Officer’s Certificate. A certificate, dated as of the Closing Date, executed on behalf of Seller by an authorized officer certifying that the conditions set forth in Sections 7.1(a) and (b) have been satisfied;

        (b)    Secretary’s Certificate. A certificate, dated as of the Closing Date, executed by Seller’s Secretary on Seller’s behalf: certifying (i) that the resolutions, as attached to such certificate, were duly adopted by Seller authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect; and (ii) that Seller has taken no action to dissolve and that no grounds exist for administrative of judicial action to dissolve Seller and providing, as an attachment thereto, a Certificate of Good Standing certified by the Secretary of State of the State of Minnesota as of a date not more than fifteen (15) calendar days before the Closing Date; and

        (c)    Delivery of Purchased Assets. Delivery by Seller to a location specified by Buyer of the Purchased Assets.

        Section 8.3.    Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

        (a)    Initial Payment. The Initial Payment as provided in Section 2.2;

        (b)    Officer’s Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by an authorized officer certifying that the conditions set forth in Section 7.2(a), (b) and (g) have been satisfied; and

        (c)    Secretary’s Certificate. A certificate, dated as of the Closing Date, executed by Buyer’s Secretary on its behalf: certifying (i) that the resolutions, as attached to such certificate, were duly adopted by Buyer’s Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect; and (ii) that Buyer has taken no action to dissolve and that no grounds exist for administrative or judicial action to dissolve Buyer and providing, as attachments thereto, a certificate of good standing certified by an appropriate state official of the State of California as of a date not more than fifteen (15) calendar days before the Closing Date and by Buyer’s Secretary as of the Closing Date.

ARTICLE IX — RIGHTS OF BUYER AND SELLER ON TERMINATION OR BREACH

        Section 9.1.    Termination Rights. This Agreement and, subject to the provisions of this Article IX, the obligations hereunder may be terminated and the transactions contemplated hereby abandoned:

        (a)     by Buyer if all of the conditions set forth in Section 7.1 hereof shall not have been satisfied or waived by Buyer as of the latest permissible time for the Closing Date provided in Section 8.1; or

        (b)     by Seller if all of the conditions set forth in Section 7.2 hereof shall not have been satisfied or waived by Seller as of the latest permissible time for the Closing Date provided in Section 8.1; or

        (c)     by Buyer or Seller if there is in effect on the Closing Date (or the latest permissible time for the Closing Date provided in Section 8.1) any judgment, decree or order that would prevent or make unlawful the Closing hereunder.

        Any termination of this Agreement pursuant to this Section 9.1 shall be effected by notice in writing to the other party.

        Section 9.2.    Effect of Termination. If this Agreement is terminated pursuant to and in accordance with Section 9.1, the termination shall be without liability of any party, or of any Affiliate of such party, or any shareholder, director, trustee, officer, employee, agent, consultant or representative, of such party or of any of its Affiliates, or of the Tamarack Growth Fund and any of its officers or trustees, to the other party to this Agreement; provided, however, that, if the termination shall result from the breach by a party of any covenant or agreement of such party contained in this Agreement, such party responsible for the breach shall be fully liable for any and all reasonable costs and expenses (including reasonable counsel fees and disbursements) sustained or incurred by the non-breaching party; and providedfurther that the terms of the confidentiality obligations referred to in Section 6.3 shall survive any termination of this Agreement.

ARTICLE X —REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        Section 10.1.    Representations and Warranties. The representations and warranties contained in or made pursuant to this Agreement shall survive until eighteen months after Closing.

        Section 10.2.    Indemnification by Seller. Seller shall indemnify, defend and hold harmless Buyer against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses of Buyer or the Tamarack Growth Fund of which Buyer gives Seller notice pursuant to Section 10.4(a) on or before eighteen months after Closing (including reasonable attorneys’ fees, costs of collection and other costs of defense) arising from or in connection with (a) any breach of any representation or warranty of Seller or any covenant by Seller contained in or made pursuant to this Agreement or (b) any litigation relating to the Tamarack Growth Fund, the basis of which relates to the period prior to the Closing Date (except to the extent that such litigation relates primarily to the actions or inactions of Buyer in connection with the Fund Transaction and/or the solicitation of proxies from the shareholders of the Tamarack Growth Fund to approve the Plan of Reorganization). All amounts recovered by Buyer as a result of claims, actions, damages, obligations, losses, liabilities, costs and expenses of the Tamarack Growth Fund shall be recovered by Buyer on behalf of the Tamarack Growth Fund and Buyer shall promptly transfer all such recoveries to the Tamarack Growth Fund.

        Section 10.3.    Indemnification by Buyer. Buyer shall indemnify defend and hold harmless Seller against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses of which Seller gives Buyer notice pursuant to Section 10.4(a) on or before eighteen months after Closing (including reasonable attorney’s fees and costs of collection and other costs of defense) arising from or in connection with any breach of any representation or warranty of Buyer or any covenant by Buyer contained in or made pursuant to this Agreement, including any failure of Buyer to pay amounts owed to Seller pursuant to Section 2.2 hereof.

        Section 10.4.    Procedure for Indemnification. The procedure for seeking indemnification shall be as follows.

        (a)     The party claiming indemnification (the “Claimant”) shall promptly give notice to the party from whom indemnification is claimed (the “Indemnifying Party”) of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim and (ii) if known, the estimated amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) business days after written notice of such action, suit or proceeding was given to Claimant. Such notice shall not be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnifying Party with respect to such actions or proceedings.

        (b)     Following receipt of notice from the Claimant of a claim for indemnification, the Indemnifying Party shall have thirty (30) calendar days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) calendar day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

        (c)     With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. Notwithstanding the election of the Indemnifying Party to assume the defense of such action, the Claimant shall have the right to employ separate counsel and to participate in the defense of such action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of separate counsel if (i) in the reasonable judgment of the Claimant the use of counsel chosen by the Indemnifying Party to represent the Claimant would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such action include both the Indemnifying Party and the Claimant, and the Claimant shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Claimant); (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Claimant, in the exercise of the Claimant’s reasonable judgment, to represent the Claimant within a reasonable time after notice of the institution of such action; or (iv) the Indemnifying Party shall authorize in writing the Claimant to employ separate counsel at the expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Claimant shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense, subject to attorney client privilege and confidentiality agreements. In any event, the Claimant, the Indemnifying Party and the Indemnifying Party’s counsel (and, if applicable, the Claimant’s counsel), shall cooperate (at no material cost to the Claimant other than the cost of Claimant’s counsel) in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party assumes the defense of such an action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Claimant’s consent (which shall in any event not be unreasonably withheld) unless (x) there is no finding or admission of any violation of the rights of any person by the Claimant and no effect on any other claims that may be made against the Claimant and (y) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

        (d)     If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

        (e)     The Claimant may not compromise any such claim without the prior written consent of the Indemnifying Party, which consent may not be unreasonably withheld.

        (f)     The indemnification rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, employees, Affiliates and agents of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

        (g)     The indemnification obligations of Seller under this Article X shall constitute the sole and exclusive remedies of Buyer for recovery of money damages after the Closing Date. The indemnification obligations of Buyer under this Article X shall constitute the sole and exclusive remedies of Seller for recovery of money damages after the Closing Date, except to the extent that Seller is seeking to recover with respect to any failure of Buyer to pay amounts owed to Seller pursuant to Section 2.2 hereof.

        Section 10.5.    Limitations.

        (a)     Except for intentional breaches, neither Buyer nor Seller shall be liable to the other under this Article X for any damages until the aggregate amount of damages otherwise due the party being indemnified exceeds Thirty Five Thousand Dollars ($35,000).

        (b)     Neither Buyer nor Seller shall have aggregate indemnity obligations pursuant to this Article X in an amount in excess of half of the Purchase Price.

ARTICLE XI —MISCELLANEOUS

        Section 11.1.    Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or on the date receipt is confirmed as set forth in the confirmation of the properly transmitted facsimile, and (iv) addressed as follows:

If to Seller:	Mike Lee Voyageur Asset Management 100 South Fifth Street, Suite 2300 Minneapolis, MN 55402-1240 (877) 604-5532 (fax)

with copies (which shall not constitute notice) to:

Faegre & Benson LLP Attn: Michael Stanchfield 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 (612) 766-1600 (fax)

If to Buyer:	Neil J. Hennessy Hennessy Advisors, Inc. 7250 Redwood Blvd, Suite 200 Novato, CA 94945 (415) 899-1559 (fax)

with copies (which shall not constitute notice) to:

Richard L. Teigen Peter D. Fetzer Foley & Lardner LLP 777 East Wisconsin Avenue Suite 3800 Milwaukee, Wisconsin 53202 (414) 297-4900 (fax)

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1; provided that any facsimile should be sent to a number provided by the intended recipient.

        Section 11.2.    Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Buyer may assign some or all of its rights and obligations under this Agreement to any member of the affiliated group of corporations of which Buyer is a part or to any purchaser of successor to Buyer’s business, provided that such assignee agrees in writing to be bound by the provisions of this Agreement. This Agreement is for the sole benefit of and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of any other person.

        Section 11.3.    Governing Law. This Agreement shall be governed, construed and enforced in accordance with the substantive laws of (without regard to conflict of law principles), and the sole forum for the judicial resolution of any dispute arising under this Agreement shall be, the State of New York.

        Section 11.4.    Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

        Section 11.5.    Gender and Rules of Construction. All references in this Agreement to the masculine gender shall include the feminine and neuter genders, and vice versa, and all references to the singular shall include the plural, and vice versa. Any reference to any Section, Schedule or Exhibit contained in this Agreement shall refer to such Section, Schedule or Exhibit as set forth in or attached to this Agreement, notwithstanding use of or failure to use the term “hereof,” “hereto” or “herein” in connection with such reference.

        Section 11.6.    Entire Agreement. This Agreement, all Schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof except as otherwise provided in Section 6.3. All Schedules required by this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller and all letters of intent and other writings relating to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

        Section 11.7.    Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. An electronic facsimile or photocopy of this Agreement shall be deemed an original and may be admitted in evidence for all purposes.

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[Signature page follows on next page.]

        IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.

HENNESSY ADVISORS, INC.
By: /s/ Neil Hennessy
Name: Neil Hennessy
Title: President and CEO
VOYAGEUR ASSET MANAGEMENT INC.
By: /s/ Michael T. Lee
Name: Michael T. Lee
Title: President

Signature Page